MESIROV GELMAN JAFFE CRAMER & JAMIESON
                                ATTORNEYS AT LAW


                                                                       EXHIBIT 5

(215) 994-1000


                                                               January 11, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: ICC TECHNOLOGIES, INC.
    REGISTRATION STATEMENT ON FORM S-2 (NO. 33-80223)

Dear Sir/Madam:


     This firm is counsel to ICC Technologies, Inc. (the 'Company'). As such, we are familiar with the corporate proceedings relating to the Registration Statement on Form S-2, File No. 33-80223 (the 'Registration Statement'), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 2,875,000 shares of the $.01 par value Common Stock to be offered and sold to the Underwriters named in the Registration Statement, of which (i) 2,500,000 shares (the 'Primary Shares') will be sold by the Company, and (ii) a total of 375,000 shares (the 'Option Shares') will be sold upon exercise by the Underwriters of an option granted to them by the Company, solely for the purpose of covering over-allotments.

     We have examined the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended, its By-laws, as amended, resolutions of its Board of Directors, the proposed Underwriting Agreement between the Company and Janney Montgomery Scott Inc.
and Gerard Klauer Mattison & Co., LLC, and such other documents and corporate records relating to the Company and the issuance and sale of the Primary Shares and the Option Shares as we deemed appropriate for purposes of rendering this opinion.


     Based upon the foregoing, it is our opinion that when the Primary Shares and the Option Shares being registered for sale by the Company are sold in the manner and for the consideration described in the Registration Statement, such securities will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference made to this firm under the heading 'Legal Matters' in the Prospectus comprising a part of the Registration Statement.

                                 Very truly yours,

                                 /s/ Mesirov Gelman Jaffe Cramer & Jamieson


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